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                          MATADOR PETROLEUM CORPORATION

                     ADOPTED EFFECTIVE AS OF AUGUST 23, 2001

                                   - - - - - -

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE 1

                                     OFFICES

         SECTION 1.01 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the corporation and the office of its transfer agent or registrar may be located outside the State of Texas.

         SECTION 1.02 OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

                                    ARTICLE 2

                            MEETINGS OF SHAREHOLDERS

         SECTION 2.01 TIME AND PLACE OF MEETINGS. Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2.02 ANNUAL MEETING. The annual meeting of the shareholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the board of directors. Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made: (i) pursuant to the corporation's notice of meeting of shareholders; (ii) by or at the direction of the board of directors; or
(iii) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in the following paragraph who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 2.03.

         SECTION 2.03 BUSINESS CONDUCTED AT ANNUAL MEETING; CERTAIN REQUIRED NOTICES. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 2.02 of these bylaws, (i) the shareholder must have given timely notice thereof in writing to the secretary of the corporation, (ii) such other business must be a proper matter for shareholder action under the Texas Business Corporation Act, (iii) if the shareholder or the beneficial owner on whose behalf any such proposal or nomination is made has provided the corporation with a Solicitation Notice (as defined below), such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such shareholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation

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Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.03. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time (the "1934 Act") (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (C) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent being referred to herein as a "Solicitation Notice"). Notwithstanding anything in the second sentence of this Section 2.03 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2.03 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation. Only such persons who are nominated in accordance with the procedures set forth in Section 2.02 and, to the extent applicable, this Section
2.03 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.02 and, to the extent applicable, this Section 2.03. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.03, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, shareholders must provide notice as

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required by the regulations promulgated under the 1934 Act. Nothing in these bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act. For purposes of this Section 2.03, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

         SECTION 2.04 SPECIAL MEETINGS. Special meetings of the shareholders of the corporation may be called, for any purpose or purposes, by (i) the chairman of the board of directors, (ii) the president, or (iii) the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption), and shall be held at such place, on such date, and at such time as the board of directors, shall fix. If a special meeting is properly called by any person or persons other than the board of directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board of directors, the president or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The board of directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five nor more than one hundred twenty days after the date of receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of
Section 2.05 of these bylaws. If the notice is not given within one hundred days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this Section 2.04 shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the board of directors may be held. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the corporation who is a shareholder of record at the time of giving notice provided for in these bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 2.04. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by Section 2.03 of these bylaws shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

         SECTION 2.05 NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting.

         SECTION 2.06 ORGANIZATION. At every meeting of shareholders, the chairman of the board of directors, or, if a chairman has not been appointed or is absent, the president, or, if the president is absent, a chairman of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chairman. The secretary, or such other person directed to do so by the

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president, shall act as secretary of the meeting. The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or other business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

         SECTION 2.07 QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. After an adjournment, at any reconvened meeting any business may be transacted that might have been transacted if the meeting had been held in accordance with the original notice thereof, provided a quorum shall be present or represented thereat.

         SECTION 2.08 VOTE REQUIRED. With respect to any matter, other than the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present, shall decide such matter, unless the matter is one upon which a different vote is required by law or by the articles of incorporation. Unless otherwise required by law or by the articles of incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         SECTION 2.09 VOTING; PROXIES. Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Any shareholder may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section 2.09.

         SECTION 2.10 ACTION WITHOUT MEETING. Any action required to, or which may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent. A telegram, telex, cablegram or similar transmission by a shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by a shareholder for purposes of this Section 2.10.



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                                    ARTICLE 3

                                    DIRECTORS

         SECTION 3.01 POWERS. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

         SECTION 3.02 NUMBER, ELECTION AND TERM. The number of directors of the corporation shall be fixed from time to time by resolution of the board of directors of the corporation adopted by the affirmative vote of not less than two-thirds of the number of directors of the corporation in office at that time; provided that, the number of directors of the corporation shall be not less than three and the number of directors of the corporation shall not be decreased if the effect of that decrease would be to shorten the term of any director of the corporation at the time in office. The directors shall be elected at the annual meeting of shareholders, except as provided in Section
3.03 and Section 3.04 of these bylaws, and each director elected shall hold office until his successor shall be elected and qualify. Directors need not be residents of Texas or shareholders of the corporation. Except as otherwise provided in the articles of incorporation, this Section may be not be amended by the board of directors except by the affirmative vote of two-thirds of the number of directors of the corporation then in office at any regular or special meeting.

         SECTION 3.03 VACANCIES. Unless otherwise provided in the articles of incorporation, any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by shareholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the board of directors shall be deemed to exist under this bylaw in the case of the death, removal or resignation of any director.

         SECTION 3.04 RESIGNATION. Any director may resign at any time by delivering his written resignation to the secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the secretary or at the pleasure of the board of directors. If no such specification is made, it shall be deemed effective at the pleasure of the board of directors. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

         SECTION 3.05 REMOVAL. Except as otherwise required by the articles of incorporation, a director of the corporation may not be removed from office unless such removal is for cause and the holders of two-thirds of the shares of the capital stock of the corporation entitled to vote for the election of such a director shall have voted in favor of such removal at a meeting of shareholders of the corporation expressly called for that purpose. Except as otherwise provided in the articles of incorporation, this Section may be not be amended by the board of directors except by the affirmative vote of two-thirds of the number of directors of the corporation then in office at any regular or special meeting. For purposes of this Section, cause for removal shall be construed to exist only if the director whose removal is proposed (i) has been willfully and persistently guilty of significant misconduct or

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neglect in the discharge of his duties hereunder, provided that notice thereof has been given to the director, (ii) has been convicted of any felony criminal offense or any civil offense involving fraud or moral turpitude, other than an offense that in the opinion of the other members of the board of directors does not affect such director's position as a director, by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, (iii) has pled guilty or nolo contendere to any felony criminal offense or any civil offense involving fraud or moral turpitude, other than an offense that in the opinion of the other members of the board of directors does not affect the director's position as a director, (iv) has been adjudicated by a court of competent jurisdiction to be liable for gross negligence, recklessness or misconduct in the performance of his or her duty to the corporation in a manner of substantial importance to the corporation and such adjudication is no longer subject to direct appeal or (v) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability as a director of the corporation, and such adjudication is no longer subject to direct appeal. Any action for removal must be brought within three months of the later of the date on which such conviction or adjudication is no longer subject to direct appeal or the date upon which a majority of the members of the board then in office become aware of such conviction or adjudication.

         SECTION 3.06 PLACE OF MEETINGS. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

         SECTION 3.07 REGULAR MEETINGS. Subject to the following sentence, the annual meeting of the board of directors shall be held each year at the place of, and immediately following, the annual meeting of shareholders and no notice of such meeting shall be necessary to legally constitute the meeting, provided a quorum shall be present. If a majority of the whole board of directors shall so consent in writing, the annual meeting and any regular meeting may be held at such time and place as shall be fixed by such consent, and the secretary shall give notice of such regular meeting, stating such time and place in the manner required by these bylaws.

         SECTION 3.08 NOTICE OF REGULAR MEETINGS. Regular meetings of the board of directors may be held upon such notice, and at such time and at such place, as shall from time to time be determined by the board.

         SECTION 3.09 SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board of directors or by any two directors. Except as provided in Section 3.08 of these bylaws, notice of each special meeting of the board of directors shall be given to each director at least seventy-two hours before the time of the meeting, by or at the direction of the person or persons calling the meeting to each director. If the person or persons calling the meeting shall instruct the secretary or any assistant secretary to give such notice, then the secretary or such assistant secretary shall promptly do so in the manner required by these bylaws.

         SECTION 3.10 WAIVER AND REQUIREMENTS OF NOTICE. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by these bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.11 QUORUM; VOTE REQUIRED. At all meetings of the board of directors, a majority of the directors, determined in accordance with Section
3.02 of these bylaws, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the

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articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.12 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.

         SECTION 3.13 COMPENSATION. The board of directors, irrespective or any personal interest of any of its members, shall have the authority to fix the compensation of all directors for services to the corporation as directors, as members of one or more committees of the board of directors, as officers, or otherwise.

                                    ARTICLE 4

                             COMMITTEES OF DIRECTORS

         SECTION 4.01 COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         SECTION 4.02 MEETINGS OF AND ACTION BY COMMITTEES. Except as otherwise provided in the resolution pursuant to which a particular committee of the board of directors was designated, (i) meetings of such committee may be held within or without the State of Texas and may be called by any member thereof, (ii) notice of each meeting of such committee stating the time and place of the meeting shall be given not less than forty-eight hours before the time of the meeting, by or at the direction of the person or persons calling the meeting, to each member of such committee, and if the person or persons calling the meeting shall instruct the secretary or any assistant secretary to give such notice, then the secretary or such assistant secretary shall promptly do so in the manner required by these bylaws, (iii) attendance of a director at any meeting of such committee shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened, (iv) neither the business to be transacted at, nor the purpose of, any meeting of such committee need be specified in the notice or waiver of notice of such meeting, (v) at all meetings of such committee, a majority of the number of directors comprising such committee, as fixed by such resolution, shall constitute a quorum for the transaction of business, (vi) the vote of a majority of the members present at a meeting of such committee at which there is a quorum shall be the act of such committee and (vii) if a quorum shall not be present at any meeting of such committee, a majority of the members present at such meeting may adjourn such meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present. The board of directors, by resolution adopted by a majority of the whole board of directors, may amend or repeal the resolution pursuant to which any committee of the board of directors was designated, may remove any member of any committee, and may fill any vacancy occurring on any committee. Each committee of directors shall keep regular minutes of its proceedings and report the same to the board of directors when requested to do so.

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         SECTION 4.03  ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of any committee of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of such committee.

                                    ARTICLE 5

                                     NOTICES

         SECTION 5.01 FORM OF NOTICE; DELIVERY. Any notice to directors, members of any committee or shareholders shall be in writing and shall be delivered personally or mailed to the directors, members of such committees or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors and members of any committee may also be given by telegram, telex, cablegram, facsimile or other similar transmission.

         SECTION 5.02 WAIVER. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE 6

                                    OFFICERS

         SECTION 6.01 OFFICERS. The officers of the corporation shall be elected by the board of directors and shall consist of a president and a secretary, neither of whom need be a member of the board of directors. Two or more offices may be held by the same person.

         SECTION 6.02 ADDITIONAL OFFICERS. The board of directors may also elect a chairman of the board, a vice chairman of the board, an assistant president, a treasurer, and one or more vice presidents, assistant secretaries and assistant treasurers. The board of directors may appoint such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board by resolution not inconsistent with these bylaws.

         SECTION 6.03 COMPENSATION. The salaries of all officers and agents of the corporation shall be fixed by the board of directors. The board of directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the board deems advisable. No officer shall be prevented from receiving a salary by reason of his also being a director.

         SECTION 6.04 TERM; REMOVAL; VACANCIES. The officers of the corporation shall hold office until their successors are elected or appointed by the board of directors and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the board of directors may be removed at any time by the board without cause whenever, in the board's sole judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.



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         SECTION 6.05  CHAIRMAN OF THE BOARD. The chairman of the board, if one is elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be prescribed by the board of directors, upon written directions given to him pursuant to resolutions duly adopted by the board of directors.

         SECTION 6.06 VICE CHAIRMAN OF THE BOARD. The vice chairman of the board, if one is elected, shall, in the absence or disability of the chairman of the board, perform the duties and have the authority and exercise the powers of the chairman of the board. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the chairman of the board may from time to time delegate.

         SECTION 6.07 PRESIDENT. The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         SECTION 6.08 VICE PRESIDENTS. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

         SECTION 6.09 SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of shareholders and record all of the proceedings of the meetings of the board of directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary or of the treasurer. The secretary shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

         SECTION 6.10 ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

         SECTION 6.11 TREASURER. The treasurer, if one is elected, shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated from time to time by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render the president and the board of directors, when so directed, an account of all his transactions as treasurer and of the financial condition of the corporation. The treasurer shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate. If required by the board of directors, the treasurer shall give the corporation a bond of such type, character and amount as the board of directors may require.

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         SECTION 6.12  ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

                                    ARTICLE 7

                        CERTIFICATES REPRESENTING SHARES

         SECTION 7.01 CERTIFICATES. The shares of the corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

         SECTION 7.02 FACSIMILE SIGNATURES. The signatures of the president or a vice president and the secretary or an assistant secretary upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

         SECTION 7.03 LOST CERTIFICATES. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

         SECTION 7.04 TRANSFERS. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the transfer records of the corporation.

         SECTION 7.05 CLOSING OF TRANSFER RECORDS. For the purpose of determining shareholders (i) entitled to notice of or to vote at any meeting of shareholders, or, after an adjournment thereof, at any reconvened meeting,
(ii) entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend or (iii) for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in the case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the

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board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 7.05, such determination shall be applied after an adjournment thereof to any reconvened meeting except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

         SECTION 7.06 FIXING RECORD DATES FOR CONSENTS TO ACTION. Unless a record date shall have previously been fixed or determined, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and prior action of the board of directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken proposed to be taken is delivered to the corporation in the manner required by Section 2.10 of these bylaws. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

         SECTION 7.07 REGISTERED SHAREHOLDERS. Except as otherwise required by law, the corporation shall be entitled to regard the person in whose name any shares are registered in the share transfer records at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions, share dividends or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares or giving proxies with respect to those shares. Except as otherwise required by law, neither the corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

         SECTION 7.08 LIST OF SHAREHOLDERS. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

                                    ARTICLE 8

                               GENERAL PROVISIONS

         SECTION 8.01 DISTRIBUTIONS AND SHARE DIVIDENDS. Subject to the provisions of the articles of incorporation relating thereto, if any, distributions and share dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law. Subject to any provisions of the articles of incorporation, distributions may be made by the transfer of money or other property (except the corporation's own shares or rights to acquire such shares) or by the issuance of indebtedness of the

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corporation, and share dividends may be paid in the corporation's own authorized but unissued shares or in treasury shares.

         SECTION 8.02 RESERVE FUNDS. Before payment of any distribution or share dividend, there may be set aside out of any funds of the corporation available for distributions or share dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing distributions or share dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 8.03 CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         SECTION 8.04 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors; provided, that if such fiscal year is not fixed by the board of directors it shall be the calendar year.

         SECTION 8.05 SEAL. The corporate seal shall be in such form as may be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

         SECTION 8.06 BOOKS AND RECORDS. The corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its board of directors and each committee of its board of directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class or series of shares issued by the corporation held by each of them.

         SECTION 8.07 INSPECTION OF RECORDS. Any person who shall have been a shareholder of the corporation for at least six months immediately preceding his demand, or shall be the registered holder of at least five percent of all of the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, the corporation's relevant books and records of account, minutes, and share transfer records, and to make extracts therefrom. No shareholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment of the corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor of the corporation. The corporation as a condition precedent to any shareholder's inspection of the records of the corporation may require the shareholder to indemnify the corporation, in such manner and for such amount as may be determined by the board of directors, against any loss or damage that may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

         SECTION 8.08 INVALID PROVISIONS. If any provision of these bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in

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lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of these bylaws a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         SECTION 8.09 HEADINGS. The headings used in these bylaws are for reference purposes only and do not affect in any way the meaning or interpretation of these bylaws.

                                    ARTICLE 9

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 2.02-1 of the Texas Business Corporation Act (the "Article") permits the corporation to indemnify its present and former directors and officers to the extent and under the circumstances set forth therein. In addition, in some instances, indemnification is required by the Article. The corporation hereby elects to and does hereby indemnify all such persons to the fullest extent permitted or required by the Article promptly upon request of any such person making a request for indemnity hereunder. Such obligation to so indemnify and to so make such determinations may be specifically enforced by resort to any court of competent jurisdiction. Further, the corporation shall pay or reimburse the reasonable expenses of such persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by the Article and subject to the conditions thereof.

                                   ARTICLE 10

                                   AMENDMENTS

         These bylaws may be altered, amended or repealed, or new bylaws adopted, by the affirmative vote of not less than two-thirds of the voting power of all of the then-outstanding shares of the corporation entitled to vote for the election of directors. The board of directors shall also have the power to alter, adopt, amend, or repeal any bylaws by a majority vote of the directors then in office, unless another vote is required by these bylaws.















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